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                                                                     EXHIBIT 5.1


                         STRADLING YOCCA CARLSON & RAUTH
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      660 NEWPORT CENTER DRIVE, SUITE 1600
                      NEWPORT BEACH, CALIFORNIA 92660-6441
                            TELEPHONE (714) 725-4000
                            FACSIMILE (714) 725-4100

                              SAN FRANCISCO OFFICE
                        44 MONTGOMERY STREET, SUITE 2950
                        SAN FRANCISCO, CALIFORNIA 94104
                            TELEPHONE (415) 765-9180
                            FACSIMILE (415) 765-9187


                                November 13, 1997

Kofax Image Products
3 Jenner Street
Irvine, California  92618

        RE: REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

        At your request, we have examined the form of Registration Statement on Form S-8 (the "Registration Statement") being filed by Kofax Image Products, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,267,562 shares of the Company's common stock, $0.001 par value ("Common Stock"), issuable under the Company's 1997 Employee Stock Purchase Plan, 1997 Stock Option Plan for Non-employee Directors, 1996 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan and 1992 Amended and Restated Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan (the "Plans").

        We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

        Based on the foregoing, it is our opinion that the 1,267,562 shares of Common Stock to be issued under the Plan against full payment in accordance with the respective terms and conditions of the Plans will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Stradling, Yocca, Carlson & Rauth

                                        STRADLING, YOCCA, CARLSON & RAUTH